EXHIBIT 5

                 Opinion of Shumaker Williams, P.C.

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                      SHUMAKER WILLIAMS, P.C.
                      3425 Simpson Ferry Road
                   Camp Hill, Pennsylvania 17011




                              Janaury 16, 1997



Joseph N. Tosh II, President and CEO
CENTURY FINANCIAL CORPORATION
One Century Place
Rochester, PA  15074

               RE:  Century Financial Corporation ("Corporation")
                    Registration Statement Form S-8
                    Our File No. 660-96

Dear Mr. Tosh:

     In connection with the above-referenced registration statement on Securities Exchange Commission ("SEC") Form S-8 pertaining to the Corporation's 1997 Non-Qualified Employee Stock Purchase Plan ("Plan"), we have acted as Special Corporate Counsel to the Corporation and have examined all documents, transactions and questions of law which we deem necessary and appropriate for purposes of rendering the following opinion.

     Based on our examination, it is our opinion that when the registration statement on SEC Form S-8 is filed and becomes effective under the Securities Act of 1933, those shares of $0.835 par value common stock of the Corporation issued and distributed thereunder and paid for in accordance with the terms of the Plans will be duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the registration statement on SEC Form S-8.

                              SHUMAKER WILLIAMS, P.C.


                        By:   /s/ Nicholas Bybel, Jr.
                              ------------------------
                              Nicholas Bybel, Jr.